Exhibit 99.1

Allied Nevada Provides Update on Mining Equipment Deliveries

April 23, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) has recently learned that the final Hitachi EX5500 shovel shipped from Japan on April 22, 2012. The shipping is about a month behind schedule due to logistical issues at the port stemming from damage sustained during the March 2011 tsunami. The 2012 mine plan assumed the shovel would be in operation in the beginning of June, 2012. Based on logistics discussions with the manufacturer, the Company believes that the shovel will now be in operation in the third quarter.

As a result of this delayed delivery, it is anticipated that the mid to lower end of previously stated production guidance range of 180,000 to 220,000 ounces of gold will be achieved in 2012, assuming all other equipment deliveries are on time through the remainder of the year. In addition, mining unit costs may be slightly higher for a few months as the Company utilizes higher cost loading units and with the utilization of a contractor to haul crushed ore to the leach pads to free up Hycroft equipment to focus on mining operations. Unit costs are expected to decline as the new equipment becomes operational. A contractor is being used to haul crushed ore to the leach pads to free up Hycroft equipment to focus on mining operations.

The Company recently took delivery of the first two of nine of the new 930E haul trucks slated to be delivered in 2012, which arrived slightly ahead of schedule. Permits to begin construction of the crushing plant have been received ahead of schedule. A contract miner is being utilized to complete excavation and ground work preparation for the crushing plant, which was included in the capital cost estimate.

“We are encouraged with the prompt delivery of the haul trucks, however the further delay of the shovel delivery is disappointing,” commented Scott Caldwell, President and CEO of Allied Nevada. “We will continue to monitor the situation and employ mitigation strategies such as utilizing contract mining equipment to progress the heap leach expansion.”

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding estimates of gold and silver production at Hycroft; timing of delivery of mining equipment; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.